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                                                                    Exhibit 23.4
                                                                    ------------

                      [Austin Associates, Inc. Letterhead]

         We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Park National Corporation of our opinion set forth as Appendix D to the proxy statement/prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption "The Merger - Opinion of Austin Associates."


    /s/ Austin Associates, Inc.
    Austin Associates, Inc.

    Toledo, Ohio

    March 13, 2000